Exhibit 99.1
FOR IMMEDIATE RELEASE:
Orrstown Financial Services, Inc. Reports Third Quarter 2025 Results

•Net income of $21.9 million, or $1.13 per diluted share, for the three months ended September 30, 2025 compared to net income of $19.4 million, or $1.01 per diluted share, for the three months ended June 30, 2025; excluding the impact of $1.0 million in merger-related expenses, net of taxes, net income and diluted earnings per share for the second quarter of 2025 were $20.2 million(1) and $1.04(1), respectively;
•Return on average assets was 1.60% and return on average equity was 15.72% for the three months ended September 30, 2025, compared to 1.45% and 14.56% for the return on average assets and return on average equity, respectively, for the three months ended June 30, 2025;
•Excluding the impact of the merger-related expenses referenced above, net of taxes, adjusted return on average assets and adjusted return on average equity were 1.51%(1) and 15.12%(1), respectively, for the three months ended June 30, 2025;
•Net interest margin, on a tax equivalent basis, was 4.11% in the third quarter of 2025 compared to 4.07% in the second quarter of 2025; the net accretion of purchase accounting marks positively impacted the margin by 52 basis points in the third quarter of 2025 compared to 50 basis points in the second quarter of 2025;
•Loans increased by $48.4 million, or approximately 5% annualized, from June 30, 2025 to September 30, 2025; classified loans decreased by $1.7 million from $65.8 million at June 30, 2025 to $64.1 million at September 30, 2025;
•Subordinated notes of $32.5 million were redeemed on September 30, 2025; as a result of the redemption, the Company amortized the remaining debt issuance costs of $0.3 million;
•Noninterest income increased by $0.5 million from $12.9 million for the three months ended June 30, 2025 to $13.4 million for the three months ended September 30, 2025;
•Noninterest expenses decreased by $1.3 million from $37.6 million for the three months ended June 30, 2025 to $36.3 million for the three months ended September 30, 2025; no merger-related expenses were incurred during the third quarter of 2025;
•Efficiency ratio decreased from 60.3% for the three months ended June 30, 2025 to 56.4% for the three months ended September 30, 2025;
•Tangible common equity increased to 8.8% at September 30, 2025 compared to 8.3% at June 30, 2025;
•Tangible book value per common share(1) increased to $24.12 per share at September 30, 2025 compared to $22.77 per share at June 30, 2025;
•The Board of Directors declared a cash dividend of $0.27 per common share, payable November 12, 2025, to shareholders of record as of November 5, 2025.

(1) Non-GAAP measure. See Appendix A for additional information.

HARRISBURG, PA (October 21, 2025) -- Orrstown Financial Services, Inc. (the "Company") (NASDAQ: ORRF), the parent company of Orrstown Bank (the “Bank”), announced earnings for the periods ended September 30, 2025. Net income totaled $21.9 million for the three months ended September 30, 2025, compared to net income of $19.4 million for the three months ended June 30, 2025 and net loss of $7.9 million for the three months ended September 30, 2024. Diluted earnings per share was $1.13 for the three months ended September 30, 2025, compared to diluted earnings per share of $1.01 for the three months ended June 30, 2025 and diluted loss per share of $0.41 for the three months ended September 30, 2024. The Company did not incur merger-related expenses during the third quarter of 2025. For the second quarter of 2025, excluding the impact of merger-related expenses, net of taxes, net income and diluted earnings per share were $20.2 million(1) and $1.04(1), respectively. For the third quarter of 2024, excluding the impact from the non-recurring charges, net of taxes, net income and diluted earnings per share were $21.4 million(1) and $1.11(1), respectively.
“Orrstown generated another quarter of impressive earnings, demonstrating our continued momentum after a measured start to the year,” said Thomas R. Quinn, Jr., President and Chief Executive Officer. “Loan growth was strong, fee income increased again and expenses continue to decline. This all translated into our strongest quarter of earnings on record with diluted EPS of $1.13, return on assets of 1.60% and return on equity of nearly 16%. The synergies achieved since the prior year merger are clearly evident in our financial metrics. Our capital ratios remain sound even after redeeming subordinated debt during the third quarter. While we are proud of our recent accomplishments, we remain focused on structuring our balance sheet to facilitate success in a changing interest rate environment within a competitive landscape. We are mindful of some remaining economic uncertainty and its potential impact on the overall business environment. We therefore plan to continue to grow prudently while making appropriate strategic investments along the way.”

(1) Non-GAAP measure. See Appendix A for additional information.

DISCUSSION OF RESULTS
Balance Sheet
Loans
Loans held for investment increased by $48.4 million and totaled $4.0 billion and $3.9 billion at September 30, 2025 and June 30, 2025, respectively. Commercial loans increased by $38.2 million, or approximately 5% annualized, and residential mortgages increased by $10.3 million, or approximately 5%, from June 30, 2025 to September 30, 2025.
Investment Securities
Investment securities, all of which are classified as available-for-sale, increased by $5.0 million to $890.4 million at September 30, 2025 from $885.4 million at June 30, 2025. During the third quarter of 2025, the Bank purchased $57.7 million of investment securities, which was partially offset by sales of $41.6 million and paydowns totaling $20.5 million. Net unrealized losses declined by $9.1 million for the three months ended September 30, 2025 due to reduced market rates. The overall duration of the Company's investment securities portfolio was 4.4 years at September 30, 2025 compared to 4.5 years at June 30, 2025. See Appendix B for a summary of the Bank's investment securities at September 30, 2025, highlighting their concentrations, credit ratings and credit enhancement levels.
Deposits
During the third quarter of 2025, deposits increased by $16.9 million and totaled $4.5 billion at both September 30, 2025 and June 30, 2025. Money market deposits and time deposits increased by $64.0 million and $36.1 million, respectively, and interest-bearing demand deposits, non-interest bearing demand deposits and saving deposits decreased by $60.9 million, $16.7 million and $5.6 million, respectively, from June 30, 2025 to September 30, 2025. Money market deposits and time deposits were impacted by increases in brokered money market deposits of $40.0 million and brokered time deposits of $50.6 million. Continued run-off in higher yielding promotional balances partially offset these deposits. The decreases in the other categories were consistent with normal cyclical activity. The Bank's loan-to-deposit ratio increased to 88% at September 30, 2025 from 87% at June 30, 2025.
Borrowings
On September 30, 2025, the Company redeemed its $32.5 million outstanding 6.0% fixed-to-floating rate subordinated notes. During the three months ended September 30, 2025, the Company amortized the remaining debt issuance costs of $0.3 million as a result of the redemption.
The Company actively manages its liquidity position through its various sources of funding to meet the needs of its clients. FHLB advances and other borrowings were $209.2 million at September 30, 2025 compared to $136.3 million at June 30, 2025. The increase was due to higher utilization of overnight borrowings during the third quarter of 2025 as lending and investing activities increased. This increase was partially offset by the subordinated note redemption. The Bank seeks to maintain sufficient liquidity to ensure client needs can be addressed in a timely basis. The Bank had available alternative funding sources, such as FHLB advances and other wholesale options, of approximately $1.7 billion at both September 30, 2025 and June 30, 2025.

Income Statement
Net Interest Income and Margin
Net interest income was $51.0 million for the three months ended September 30, 2025 compared to $49.5 million for the three months ended June 30, 2025. The net interest margin, on a tax equivalent basis, increased to 4.11% in the third quarter of 2025 from 4.07% in the second quarter of 2025. This increase is primarily the result of an increase of six basis points in the yield on loans from the three months ended June 30, 2025 to the three months ended September 30, 2025. This was partially offset by an increase of three basis points in the cost of funds between the same periods due to the accelerated amortization of debt issuance costs in the third quarter.
The net interest margin was positively impacted by the net accretion impact of purchase accounting marks on loans, securities, deposits and borrowings of $5.8 million during the third quarter of 2025 compared to $5.2 million for the second quarter of 2025. This change was due primarily to higher accelerated accretion in the three months ended September 30, 2025 compared to the three months ended June 30, 2025.
Interest income on loans, on a tax equivalent basis, increased by $2.8 million to $66.0 million for the three months ended September 30, 2025 compared to $63.2 million for the three months ended June 30, 2025. Average loans increased by $84.1 million during the three months ended September 30, 2025 compared to the three months ended June 30, 2025. The accretion of purchase accounting marks on loans totaled $5.3 million during the third quarter of 2025 compared to $4.9 million during the second quarter of 2025.
Interest income on investment securities, on a tax equivalent basis, was $10.6 million for both the third and second quarters of 2025. Average investment securities increased by $2.3 million during the three months ended September 30, 2025 compared to the three months ended June 30, 2025.
Interest expense, on a tax equivalent basis, increased by $0.8 million to $26.1 million for the three months ended September 30, 2025 compared to $25.3 million for the three months ended June 30, 2025. Average FHLB advances and other borrowings increased by $65.8 million from $104.1 million for the three months ended June 30, 2025 to $168.9 million for the three months ended September 30, 2025. Subordinated notes were redeemed on September 30, 2025, which resulted in the accelerated amortization of the remaining debt issuance costs of $0.3 million, which reduced the net interest margin by two basis points. Borrowing costs increased by 25 basis points during the three months ended September 30, 2025. Average interest-bearing deposits decreased by $34.9 million during the three months ended September 30, 2025 compared to the three months ended June 30, 2025. The cost of interest-bearing deposits declined by two basis points from the second quarter of 2025 to the third quarter of 2025. In addition, interest expense includes $0.3 million and $0.4 million of amortization of purchase accounting marks on interest bearing liabilities for the three months ended September 30, 2025 and June 30, 2025, respectively.
Provision for Credit Losses on Loans
The allowance for credit losses ("ACL") on loans increased to $48.1 million at September 30, 2025 from $47.9 million at June 30, 2025. The ACL to total loans was 1.21% at September 30, 2025 compared to 1.22% at June 30, 2025. The Company recorded provision expense of $0.4 million for the three months ended September 30, 2025 compared to $0.2 million for the three months ended June 30, 2025. Net charge-offs were $0.2 million for the three months ended September 30, 2025 compared to $0.1 million for the three months ended June 30, 2025.
Classified loans decreased by $1.7 million to $64.1 million at September 30, 2025 from $65.8 million at June 30, 2025 due to repayments of $5.8 million, net downgrades of $4.3 million and charge offs of $0.3 million. Delinquent loans decreased by $0.4 million from $12.3 million at June 30, 2025 to $11.9 million at September 30, 2025. Non-accrual loans totaled $26.2 million at September 30, 2025 compared to $22.4 million at June 30, 2025 due to additions to nonaccrual status of $7.8 million primarily consisting of $4.7 million for one commercial construction and land development relationship, $1.3 million in owner-occupied commercial real estate loans and $1.1 million in residential mortgages, partially offset by repayments totaling $3.9 million. Nonaccrual loans to total loans increased to 0.66% at September 30, 2025 compared to 0.57% at June 30, 2025. Management believes the ACL to be adequate based on current asset quality metrics and economic forecasts.

Noninterest Income
Noninterest income increased by $0.5 million to $13.4 million for the three months ended September 30, 2025 from $12.9 million for the three months ended June 30, 2025.
Income from service charges was $3.0 million for the three months ended September 30, 2025 compared to $2.6 million for the three months ended June 30, 2025 based on increased interchange activity.
Swap fee income increased by $0.1 million to $0.8 million for the three months ended September 30, 2025 compared to $0.7 million for the three months ended June 30, 2025. Swap fee income will fluctuate based on market conditions and client demand.
Income from mortgage banking activities was $0.5 million for both the three months ended September 30, 2025 and June 30, 2025. The Bank sold 37 loans to the secondary market during the third quarter of 2025 compared to 47 loans during the second quarter of 2025. The impact of the reduction in loan sale activity was offset by gains from positive fair value adjustments resulting from the increase in the residential mortgage loan pipeline and declining market interest rates.
Other income decreased by $0.3 million to $2.1 million for the three months ended September 30, 2025 compared to $2.4 million for the three months ended June 30, 2025. During the second quarter of 2025, the Bank recorded $0.3 million in solar tax credits and a gain on the sale of other real estate owned of $0.1 million.
Noninterest Expenses
Noninterest expenses decreased by $1.3 million to $36.3 million in the three months ended September 30, 2025 from $37.6 million in the three months ended June 30, 2025.
For the three months ended September 30, 2025, the Company did not incur merger-related expenses compared to $1.0 million for the three months ended June 30, 2025.
Advertising and bank promotions expense decreased by $0.9 million from $1.1 million for the three months ended June 30, 2025 to $0.2 million for the three months ended September 30, 2025 due to $0.7 million in contributions to tax credit programs during the second quarter of 2025. Taxes other than income increased by $0.5 million in the three months ended September 30, 2025 compared to the three months ended June 30, 2025. This decrease reflects the tax impact of the contributions referenced above.
Salaries and benefits expense was $21.4 million for both the three months ended September 30, 2025 and June 30, 2025. The third quarter of 2025 reflects a full quarter impact from the increase in merit-based salaries that went into effect in May 2025 and third quarter contributions towards employee benefit expense that occur semi-annually. The second quarter of 2025 included $0.6 million of severance costs.
Professional services expense decreased by $0.3 million from $2.0 million for the three months ended June 30, 2025 to $1.7 million for the three months ended September 30, 2025. The third quarter of 2025 reflects a reduction in the level of third-party assistance to enhance daily functions and operational processes throughout the organization. While the Company will remain reliant on these services in the fourth quarter of 2025, the Company expects expenses related to these services to continue to decline.
Income Taxes
The Company's effective tax rate was 21.0% for the third quarter of 2025 compared to 21.3% for the second quarter of 2025. The second quarter rate reflected a year-to-date adjustment to align with the revised projection for the full year. The Company's effective tax rate for the three months ended September 30, 2025 is aligned with the 21% federal statutory rate primarily due to the disallowed portion of interest expense against earnings in association with the Bank's tax-exempt investments under the Tax Equity and Fiscal Responsibility Act of 1982 partially offset by the benefit of tax-exempt income, including interest earned on tax-exempt loans and securities and income from life insurance policies and tax credits. The Company regularly analyzes its projected taxable income and makes adjustments to the provision for income taxes accordingly.
Capital
Shareholders’ equity totaled $571.9 million at September 30, 2025 compared to $548.4 million at June 30, 2025. The increase is due to net income of $21.9 million and other comprehensive income of $6.9 million, partially offset by dividend payments of $5.3 million.
Tangible book value per common share(1) increased to $24.12 per share at September 30, 2025 from $22.77 per share at

June 30, 2025. The Company's tangible common equity ratio was 8.8% at September 30, 2025 compared to 8.3% at June 30, 2025. Return on average tangible common equity per common share(1) was 19.7% for the three months ended September 30, 2025 compared to 18.4% for the three months ended June 30, 2025.
Most of the Company's capital ratios increased during the three months ended September 30, 2025 due to earnings; however, total risk-based capital decreased due to impact of the redemption of subordinated notes. The Company's tier 1 common equity, tier 1 and total risk-based capital ratios were 11.1%, 11.3% and 13.1%, respectively, at September 30, 2025 compared to 10.9%, 11.1% and 13.3%, respectively, at June 30, 2025. The Company's Tier 1 leverage ratio increased to 9.3% at September 30, 2025 compared to 9.0% at June 30, 2025.
At September 30, 2025, all four capital ratios applicable to the Company were above regulatory minimum levels to be deemed “well capitalized” under current bank regulatory guidelines. The Company continues to believe that capital is adequate to support the risks inherent in the balance sheet, as well as growth requirements.

(1) Non-GAAP measure. See Appendix A for additional information.

Investor Relations Contact:
Neelesh Kalani
Executive Vice President, Chief Financial Officer
Phone (717) 510-7097

FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
(In thousands)	2025	2024	2025	2024

Profitability for the period:
Net interest income	$50,988	$51,697	$149,261	$104,681
Provision for credit losses - loans	396	14,115	51	15,348
Recovery of credit losses - unfunded loan commitments	—	(434)	(100)	(557)
Noninterest income	13,382	12,386	37,921	26,188
Noninterest expenses	36,297	60,299	112,087	105,407
Income (loss) before income tax expense (benefit)	27,677	(9,897)	75,144	10,671
Income tax expense (benefit)	5,812	(1,994)	15,780	2,305
Net income (loss) available to common shareholders	$21,865	$(7,903)	$59,364	$8,366

Financial ratios:
Return on average assets (1)	1.60%	(0.57)%	1.47%	0.28%
Return on average assets, adjusted (1) (2) (3)	n/a	1.55%	1.52%	1.33%
Return on average equity (1)	15.72%	(5.85)%	14.77%	3.10%
Return on average equity, adjusted (1) (2) (3)	n/a	15.85%	15.28%	14.59%
Net interest margin (1)	4.11%	4.14%	4.06%	3.88%
Efficiency ratio	56.4%	94.1%	59.9%	80.5%
Efficiency ratio, adjusted (2) (3)	n/a	60.2%	58.5%	62.6%
Income (loss) per common share:
Basic	$1.14	$(0.41)	$3.09	$0.63
Basic, adjusted (2) (3)	n/a	$1.12	$3.20	$2.96
Diluted	$1.13	$(0.41)	$3.07	$0.62
Diluted, adjusted (2) (3)	n/a	$1.11	$3.17	$2.93

Average equity to average assets	10.18%	9.75%	9.94%	9.13%

(1) Annualized for the three and nine months ended September 30, 2025 and 2024.
(2) Ratio has been adjusted for the non-recurring charges for all periods presented prior to September 30, 2025.
(3) Non-GAAP based financial measure. Please refer to Appendix A - Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations for a discussion of our use of non-GAAP based financial measures, including tables reconciling GAAP and non-GAAP financial measures appearing herein.

FINANCIAL HIGHLIGHTS (Unaudited)
(continued)
	September 30,	December 31,
(Dollars in thousands, except per share amounts)	2025	2024
At period-end:
Total assets	$5,470,233	$5,441,589
Loans, net of allowance for credit losses	3,931,631	3,882,525
Loans held-for-sale, at fair value	6,026	6,614
Securities available for sale, at fair value	890,357	829,711
Total deposits	4,533,560	4,623,096
FHLB advances and other borrowings and Securities sold under agreements to repurchase	241,719	141,227
Subordinated notes and trust preferred debt	36,970	68,680
Shareholders' equity	571,936	516,682

Credit quality and capital ratios (1):
Allowance for credit losses to total loans	1.21%	1.24%
Total nonaccrual loans to total loans	0.66%	0.61%
Nonperforming assets to total assets	0.48%	0.45%
Allowance for credit losses to nonaccrual loans	184%	202%
Total risk-based capital:
Orrstown Financial Services, Inc.	13.1%	12.4%
Orrstown Bank	12.9%	12.4%
Tier 1 risk-based capital:
Orrstown Financial Services, Inc.	11.3%	10.2%
Orrstown Bank	11.8%	11.2%
Tier 1 common equity risk-based capital:
Orrstown Financial Services, Inc.	11.1%	10.0%
Orrstown Bank	11.8%	11.2%
Tier 1 leverage capital:
Orrstown Financial Services, Inc.	9.3%	8.3%
Orrstown Bank	9.6%	9.1%

Book value per common share	$29.33	$26.65

(1) Capital ratios are estimated for the current period, subject to regulatory filings. The Company elected the three-year phase in option for the day-one impact of ASU 2016-13 for current expected credit losses ("CECL") to regulatory capital. Beginning in 2023, the Company adjusted retained earnings, allowance for credit losses includable in tier 2 capital and the deferred tax assets from temporary differences in risk weighted assets by the permitted percentage of the day-one impact from adopting the CECL standard.

ORRSTOWN FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands, except per share amounts)	September 30, 2025	December 31, 2024
Assets
Cash and due from banks	$60,970	$51,026
Interest-bearing deposits with banks	123,176	197,848
Cash and cash equivalents	184,146	248,874
Restricted investments in bank stocks	24,111	20,232
Securities available for sale (amortized cost of $912,760 and $864,920 at September 30, 2025 and December 31, 2024, respectively)	890,357	829,711
Loans held for sale, at fair value	6,026	6,614
Loans	3,979,736	3,931,214
Less: Allowance for credit losses	(48,105)	(48,689)
Net loans	3,931,631	3,882,525
Premises and equipment, net	51,312	50,217
Cash surrender value of life insurance	146,020	143,854
Goodwill	69,751	68,106
Other intangible assets, net	40,338	47,765
Accrued interest receivable	20,443	21,058
Deferred tax assets, net	34,100	42,647
Other assets	71,998	79,986
Total assets	$5,470,233	$5,441,589

Liabilities
Deposits:
Noninterest-bearing	$901,557	$894,176
Interest-bearing	3,632,003	3,728,920
Total deposits	4,533,560	4,623,096
Securities sold under agreements to repurchase and federal funds purchased	32,501	25,863
FHLB advances and other borrowings	209,218	115,364
Subordinated notes and trust preferred debt	36,970	68,680
Other liabilities	86,048	91,904
Total liabilities	4,898,297	4,924,907

Shareholders’ Equity
Preferred stock, $1.25 par value per share; 500,000 shares authorized; no shares issued or outstanding	—	—
Common stock, no par value—$0.05205 stated value per share; 50,000,000 shares authorized; 19,712,347 shares issued and 19,500,983 outstanding at September 30, 2025; 19,722,640 shares issued and 19,389,967 outstanding at December 31, 2024	1,026	1,027
Additional paid—in capital	423,624	423,274
Retained earnings	170,526	126,540
Accumulated other comprehensive loss	(17,538)	(26,316)
Treasury stock— 211,364 and 332,673 shares, at cost at September 30, 2025 and December 31, 2024, respectively	(5,702)	(7,843)
Total shareholders’ equity	571,936	516,682
Total liabilities and shareholders’ equity	$5,470,233	$5,441,589

ORRSTOWN FINANCIAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share amounts)	2025	2024	2025	2024
Interest income
Loans	$65,751	$70,647	$192,219	$142,417
Investment securities - taxable	9,367	9,005	27,717	18,588
Investment securities - tax-exempt	881	883	2,634	2,641
Short-term investments	1,123	2,452	4,904	5,272
Total interest income	77,122	82,987	227,474	168,918
Interest expense
Deposits	22,639	28,603	69,754	57,384
Securities sold under agreements to repurchase and federal funds purchased	107	96	297	148
FHLB advances and other borrowings	1,791	1,154	3,939	3,780
Subordinated notes and trust preferred debt	1,597	1,437	4,223	2,925
Total interest expense	26,134	31,290	78,213	64,237
Net interest income	50,988	51,697	149,261	104,681
Provision for credit losses - loans	396	14,115	51	15,348
Recovery of credit losses - unfunded loan commitments	—	(434)	(100)	(557)
Net interest income after net recovery of credit losses	50,592	38,016	149,310	89,890
Noninterest income
Service charges	2,997	2,360	8,022	4,843
Interchange income	1,620	1,779	4,488	3,651
Swap fee income	816	505	1,879	1,079
Wealth management income	5,277	5,037	15,959	11,451
Mortgage banking activities	522	491	1,302	1,318
Investment securities gains	50	271	71	254
Other income	2,100	1,943	6,200	3,592
Total noninterest income	13,382	12,386	37,921	26,188
Noninterest expenses
Salaries and employee benefits	21,439	27,190	63,191	54,137
Occupancy, furniture and equipment	4,075	4,333	12,961	9,677
Data processing	1,116	2,046	3,005	4,548
Advertising and bank promotions	154	537	1,730	1,709
FDIC insurance	652	862	2,150	1,722
Professional services	1,703	1,119	5,545	2,551
Taxes other than income	828	503	2,065	1,046
Intangible asset amortization	2,410	2,464	7,417	2,904
Merger-related expenses	—	16,977	2,617	18,784
Restructuring expenses	—	257	91	257
Other operating expenses	3,920	4,011	11,315	8,072
Total noninterest expenses	36,297	60,299	112,087	105,407
Income (loss) before income tax expense (benefit)	27,677	(9,897)	75,144	10,671
Income tax expense (benefit)	5,812	(1,994)	15,780	2,305
Net income (loss)	$21,865	$(7,903)	$59,364	$8,366
continued

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2025	2024	2025	2024
Share information:
Basic earnings (loss) per share	$1.14	$(0.41)	$3.09	$0.63
Diluted earnings (loss) per share	$1.13	$(0.41)	$3.07	$0.62
Dividends paid per share	$0.27	$0.23	$0.79	$0.63
Weighted average shares - basic	19,224	19,088	19,185	13,298
Weighted average shares - diluted	19,364	19,226	19,345	13,441

ANALYSIS OF NET INTEREST INCOME
Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)
	Three Months Ended
	9/30/2025			6/30/2025			3/31/2025			12/31/2024			9/30/2024
		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-
	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Federal funds sold & interest-bearing bank balances	$101,728	$1,123	4.38%	$136,106	$1,513	4.46%	$203,347	$2,268	4.52%	$199,236	$2,492	4.96%	$184,465	$2,452	5.29%
Investment securities (1)(2)	906,399	10,593	4.67	904,119	10,626	4.70	865,126	10,052	4.65	849,389	9,887	4.66	849,700	10,123	4.77
Loans (1)(3)(4)(5)	3,979,044	65,975	6.58	3,894,978	63,246	6.52	3,909,694	63,641	6.59	3,961,269	68,073	6.82	3,989,259	70,849	7.07
Total interest-earning assets	4,987,171	77,691	6.19	4,935,203	75,385	6.13	4,978,167	75,961	6.17	5,009,894	80,452	6.38	5,023,424	83,424	6.61
Other assets	433,659			439,569			447,530			454,271			491,719
Total assets	$5,420,830			$5,374,772			$5,425,697			$5,464,165			$5,515,143
Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$2,450,034	14,145	2.29	$2,463,687	13,880	2.26	$2,473,543	14,156	2.32	$2,522,885	15,575	2.45	$2,554,743	16,165	2.52
Savings deposits	264,761	164	0.25	269,309	165	0.25	273,313	165	0.25	272,718	166	0.24	283,337	148	0.21
Time deposits	897,416	8,330	3.68	914,108	8,810	3.87	970,588	9,939	4.15	998,963	11,109	4.41	1,014,628	12,290	4.82
Total interest-bearing deposits	3,612,211	22,639	2.49	3,647,104	22,855	2.51	3,717,444	24,260	2.65	3,794,566	26,850	2.81	3,852,708	28,603	2.95
Securities sold under agreements to repurchase and federal funds purchased	27,772	107	1.53	25,917	106	1.64	26,163	84	1.30	21,572	67	1.23	23,075	96	1.66
FHLB advances and other borrowings	168,939	1,791	4.21	104,068	1,030	3.97	112,859	1,118	4.02	115,373	1,165	4.01	115,388	1,154	3.98
Subordinated notes and trust preferred debt	68,749	1,597	9.21	68,910	1,330	7.74	68,739	1,296	7.65	68,571	1,360	7.88	68,399	1,437	8.36
Total interest-bearing liabilities	3,877,671	26,134	2.67	3,845,999	25,321	2.64	3,925,205	26,758	2.76	4,000,082	29,442	2.92	4,059,570	31,290	3.07
Noninterest-bearing demand deposits	902,128			904,031			887,726			849,999			807,886
Other liabilities	89,086			89,058			89,077			97,685			110,017
Total liabilities	4,868,885			4,839,088			4,902,008			4,947,766			4,977,473
Shareholders' equity	551,945			535,684			523,689			516,399			537,670
Total	$5,420,830			$5,374,772			$5,425,697			$5,464,165			$5,515,143
Taxable-equivalent net interest income / net interest spread		51,557	3.52%		50,064	3.49%		49,203	3.41%		51,010	3.46%		52,134	3.55%
Taxable-equivalent net interest margin			4.11%			4.07%			4.00%			4.05%			4.14%
Taxable-equivalent adjustment		(569)			(552)			(442)			(437)			(437)
Net interest income		$50,988			$49,512			$48,761			$50,573			$51,697
Ratio of average interest-earning assets to average interest-bearing liabilities			129%			128%			127%			125%			124%

NOTES:
(1) Yields and interest income on tax-exempt assets have been computed on a taxable-equivalent basis assuming a 21% tax rate.
(2) Average balance of investment securities is computed at fair value.
(3) Average balances include nonaccrual loans.
(4) Interest income on loans includes prepayment and late fees, where applicable.
(5) Interest income on loans includes accretion on purchase accounting marks of $5.3 million, $4.9 million, $6.6 million, $7.6 million, and $7.3 million for the three months ended September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024 and September 30, 2024, respectively.

ANALYSIS OF NET INTEREST INCOME
Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)
(continued)
	Nine Months Ended
	September 30, 2025			September 30, 2024
		Taxable-	Taxable-		Taxable-	Taxable-
	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Federal funds sold & interest-bearing bank balances	$146,688	$4,904	4.47%	$134,136	$5,272	5.25%
Investment securities (1)(2)	892,033	31,379	4.69	636,781	21,931	4.60
Loans (1)(3)(4)(5)(6)	3,928,159	192,858	6.56	2,878,171	142,921	6.63
Total interest-earning assets	4,966,880	229,141	6.17	3,649,088	170,124	6.23
Other assets	440,153			298,334
Total assets	$5,407,033			$3,947,422
Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$2,462,336	42,181	2.29	$1,927,337	35,475	2.46
Savings deposits	268,966	494	0.25	206,552	432	0.28
Time deposits	927,232	27,079	3.90	642,959	21,477	4.46
Total interest-bearing deposits	3,658,534	69,754	2.55	2,776,848	57,384	2.76
Securities sold under agreements to repurchase and federal funds purchased	26,623	297	1.49	16,191	148	1.22
FHLB advances and other borrowings	128,827	3,939	4.09	122,604	3,780	4.12
Subordinated notes and trust preferred debt	68,799	4,223	8.21	44,294	2,925	8.82
Total interest-bearing liabilities	3,882,783	78,213	2.69	2,959,937	64,237	2.90
Noninterest-bearing demand deposits	898,015			550,407
Other liabilities	89,025			76,846
Total liabilities	4,869,823			3,587,190
Shareholders' equity	537,210			360,232
Total liabilities and shareholders' equity	$5,407,033			$3,947,422
Taxable-equivalent net interest income / net interest spread		150,928	3.47%		105,887	3.33%
Taxable-equivalent net interest margin			4.06%			3.88%
Taxable-equivalent adjustment		(1,667)			(1,206)
Net interest income		$149,261			$104,681
Ratio of average interest-earning assets to average interest-bearing liabilities			128%			123%

NOTES TO ANALYSIS OF NET INTEREST INCOME:
(1) Yields and interest income on tax-exempt assets have been computed on a taxable-equivalent basis assuming a 21% tax rate.
(2) Average balance of investment securities is computed at fair value.
(3) Average balances include nonaccrual loans.
(4) Interest income on loans includes prepayment and late fees, where applicable.
(5) Interest income on loans includes interest recovered of $1.6 million from the payoff of a commercial real estate loan on nonaccrual status for the nine months ended September 30, 2024.
(6) Interest income on loans includes accretion on purchase accounting marks of $16.7 million and $7.6 million for the nine months ended September 30, 2025 and 2024, respectively.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(In thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Profitability for the quarter:
Net interest income	$50,988	$49,512	$48,761	$50,573	$51,697
Provision for (Recovery of) credit losses	396	109	(554)	1,755	13,681
Noninterest income	13,382	12,915	11,624	11,247	12,386
Noninterest expenses	36,297	37,614	38,176	42,930	60,299
Income (loss) before income taxes	27,677	24,704	22,763	17,135	(9,897)
Income tax expense (benefit)	5,812	5,256	4,712	3,451	(1,994)
Net income (loss)	$21,865	$19,448	$18,051	$13,684	$(7,903)

Financial ratios:
Return on average assets (1)	1.60%	1.45%	1.35%	1.00%	(0.57)%
Return on average assets, adjusted (1)(2)(3)	n/a	1.51%	1.45%	1.22%	1.55%
Return on average equity (1)	15.72%	14.56%	13.98%	10.54%	(5.85)%
Return on average equity, adjusted (1)(2)(3)	n/a	15.12%	14.97%	12.86%	15.85%
Net interest margin (1)	4.11%	4.07%	4.00%	4.05%	4.14%
Efficiency ratio	56.4%	60.3%	63.2%	69.4%	94.1%
Efficiency ratio, adjusted (2)(3)	n/a	58.7%	60.5%	62.3%	60.2%

Per share information:
Income (loss) per common share:
Basic	$1.14	$1.01	$0.94	$0.72	$(0.41)
Basic, adjusted (2)(3)	n/a	1.05	1.01	0.87	1.12
Diluted	1.13	1.01	0.93	0.71	(0.41)
Diluted, adjusted (2)(3)	n/a	1.04	1.00	0.87	1.11
Book value	29.33	28.07	27.32	26.65	26.65
Tangible book value(3)	24.12	22.77	21.99	21.19	21.12
Average tangible common equity(3)	19.70	18.43	17.91	13.62	(6.49)
Cash dividends paid	0.27	0.26	0.26	0.23	0.23

Average basic shares	19,224	19,173	19,157	19,118	19,088
Average diluted shares	19,364	19,342	19,328	19,300	19,226
(1) Annualized.
(2) Ratio has been adjusted for non-recurring expenses for all periods presented prior to September 30, 2025.
(3) Non-GAAP based financial measure. Please refer to Appendix A - Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations for a discussion of our use of non-GAAP based financial measures, including tables reconciling GAAP and non-GAAP financial measures appearing herein.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
(In thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Noninterest income:
Service charges	$2,997	$2,630	$2,395	$2,050	$2,360
Interchange income	1,620	1,441	1,427	1,608	1,779
Swap fee income	816	669	394	597	505
Wealth management income	5,277	5,267	5,415	4,902	5,037
Mortgage banking activities	522	478	302	517	491
Other income	2,100	2,422	1,678	1,578	1,943
Investment securities gains (losses)	50	8	13	(5)	271
Total noninterest income	$13,382	$12,915	$11,624	$11,247	$12,386

Noninterest expenses:
Salaries and employee benefits	$21,439	$21,364	$20,388	$22,444	$27,190
Occupancy, furniture and equipment	4,075	4,211	4,675	4,893	4,333
Data processing	1,116	965	924	1,540	2,046
Advertising and bank promotions	154	1,077	499	878	537
FDIC insurance	652	674	824	955	862
Professional services	1,703	2,016	1,826	1,591	1,119
Taxes other than income	828	295	942	(312)	503
Intangible asset amortization	2,410	2,472	2,535	2,838	2,464
Provision for legal settlement	—	—	—	478	—
Merger-related expenses	—	968	1,649	3,887	16,977
Restructuring expenses	—	—	91	39	257
Other operating expenses	3,920	3,572	3,823	3,699	4,011
Total noninterest expenses	$36,297	$37,614	$38,176	$42,930	$60,299

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
(In thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Balance Sheet at quarter end:
Cash and cash equivalents	$184,146	$149,377	$287,120	$248,874	$236,780
Restricted investments in bank stocks	24,111	21,204	19,693	20,232	20,247
Securities available for sale	890,357	885,373	855,456	829,711	826,828
Loans held for sale, at fair value	6,026	5,206	5,261	6,614	3,561
Loans:
Commercial real estate:
Owner occupied	629,481	622,315	617,854	633,567	622,726
Non-owner occupied	1,254,959	1,203,038	1,157,383	1,160,238	1,164,501
Multi-family	234,782	239,388	257,724	274,135	276,296
Non-owner occupied residential	163,138	165,479	168,354	179,512	190,786
Agricultural	118,596	124,291	134,916	125,156	129,486
Commercial and industrial	479,929	487,063	455,494	451,384	471,983
Acquisition and development:
1-4 family residential construction	41,141	38,490	40,621	47,432	56,383
Commercial and land development	195,158	198,889	227,434	241,424	262,317
Municipal	28,664	28,693	30,780	30,044	27,960
Total commercial loans	3,145,848	3,107,646	3,090,560	3,142,892	3,202,438
Residential mortgage:
First lien	476,006	469,569	464,642	460,297	451,195
Home equity – term	5,800	5,784	9,224	5,988	6,508
Home equity – lines of credit	311,458	305,968	295,820	303,561	303,165
Other - term(1)	23,737	25,384	—	—	—
Installment and other loans	16,887	17,028	15,739	18,476	18,131
Total loans	3,979,736	3,931,379	3,875,985	3,931,214	3,981,437
Allowance for credit losses	(48,105)	(47,898)	(47,804)	(48,689)	(49,630)
Net loans held for investment	3,931,631	3,883,481	3,828,181	3,882,525	3,931,807
Goodwill	69,751	69,751	68,106	68,106	70,655
Other intangible assets, net	40,338	42,748	45,230	47,765	46,144
Total assets	5,470,233	5,387,645	5,441,586	5,441,589	5,470,589
Total deposits	4,533,560	4,516,625	4,633,716	4,623,096	4,650,853
FHLB advances and other borrowings and Securities sold under agreements to repurchase	241,719	166,381	123,480	141,227	137,310
Subordinated notes and trust preferred debt	36,970	69,021	68,850	68,680	68,510
Total shareholders' equity	571,936	548,448	532,936	516,682	516,206

(1) Other - term includes property assessed clean energy ("PACE") loans.

HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Capital and credit quality measures(1):
Total risk-based capital:
Orrstown Financial Services, Inc.	13.1%	13.3%	13.1%	12.4%	12.4%
Orrstown Bank	12.9%	13.3%	13.0%	12.4%	12.2%
Tier 1 risk-based capital:
Orrstown Financial Services, Inc.	11.3%	11.1%	10.8%	10.2%	10.0%
Orrstown Bank	11.8%	12.1%	11.9%	11.2%	11.0%
Tier 1 common equity risk-based capital:
Orrstown Financial Services, Inc.	11.1%	10.9%	10.6%	10.0%	9.8%
Orrstown Bank	11.8%	12.1%	11.9%	11.2%	11.0%
Tier 1 leverage capital:
Orrstown Financial Services, Inc.	9.3%	9.0%	8.6%	8.3%	8.0%
Orrstown Bank	9.6%	9.8%	9.5%	9.1%	8.8%

Average equity to average assets	10.18%	9.97%	9.65%	9.45%	9.75%
Allowance for credit losses to total loans	1.21%	1.22%	1.23%	1.24%	1.25%
Total nonaccrual loans to total loans	0.66%	0.57%	0.59%	0.61%	0.68%
Nonperforming assets to total assets	0.48%	0.42%	0.42%	0.45%	0.49%
Allowance for credit losses to nonaccrual loans	184%	214%	210%	202%	184%

Other information:
Net charge-offs	$189	$115	$331	$3,002	$269
Classified loans	64,089	65,754	76,211	88,628	105,465
Nonperforming and other risk assets:
Nonaccrual loans	26,191	22,423	22,727	24,111	26,927
Other real estate owned	—	—	138	138	138
Total nonperforming assets	26,191	22,423	22,865	24,249	27,065
Financial difficulty modifications still accruing	1,245	5,759	5,127	4,897	9,497
Loans past due 90 days or more and still accruing	497	1,312	400	641	337
Total nonperforming and other risk assets	$27,933	$29,494	$28,392	$29,787	$36,899
(1) Capital ratios are estimated for the current period, subject to regulatory filings. The Company elected the three-year phase in option for the day-one impact of ASU 2016-13 for current expected credit losses ("CECL") to regulatory capital. Beginning in 2023, the Company adjusted retained earnings, allowance for credit losses includable in tier 2 capital and the deferred tax assets from temporary differences in risk weighted assets by the permitted percentage of the day-one impact from adopting the new CECL standard.

Appendix A- Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations
Management believes providing certain other “non-GAAP” financial information will assist investors in their understanding of the effect on recent financial results from non-recurring charges.
As a result of acquisitions, the Company has intangible assets consisting of goodwill, core deposit and other intangible assets, which totaled $110.1 million and $115.9 million at September 30, 2025 and December 31, 2024, respectively. In addition, during the three months ended September 30, 2025, June 30, 2025, March, 31, 2025, December 31, 2024 and September 30, 2024, the Company incurred zero, $1.0 million, $1.6 million, $3.9 million, and $17.0 million in merger-related expenses, respectively. During the three months ended December 31, 2024 and September 30, 2024, the Company incurred other non-recurring charges totaling $0.5 million and $20.2 million, respectively.
Tangible book value per common share, tangible common equity and the impact of the non-recurring expenses on net income and associated ratios, as used by the Company in this earnings release, are determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). While we believe this information is a useful supplement to GAAP based measures presented in this earnings release, readers are cautioned that this non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results and financial condition as reported under GAAP, nor are such measures necessarily comparable to non-GAAP performance measures that may be presented by other companies. This supplemental presentation should not be construed as an inference that our future results will be unaffected by similar adjustments to be determined in accordance with GAAP.
The following tables present the computation of each non-GAAP based measure:
(In thousands)

Tangible Book Value per Common Share	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Shareholders' equity (most directly comparable GAAP-based measure)	$571,936	$548,448	$532,936	$516,682	$516,206
Less: Goodwill	69,751	69,751	68,106	68,106	70,655
Other intangible assets	40,338	42,748	45,230	47,765	46,144
Related tax effect	(8,471)	(8,977)	(9,498)	(10,031)	(9,690)
Tangible common equity (non-GAAP)	$470,318	$444,926	$429,098	$410,842	$409,097

Common shares outstanding	19,501	19,536	19,510	19,390	19,373

Book value per share (most directly comparable GAAP-based measure)	$29.33	$28.07	$27.32	$26.65	$26.65
Intangible assets per share	5.21	5.30	5.33	5.46	5.53
Tangible book value per share (non-GAAP)	$24.12	$22.77	$21.99	$21.19	$21.12

Return on Average Common Equity	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Average shareholders' equity	$551,945	$535,684	$523,689	$516,399	$537,670
Less: Average goodwill	69,751	68,126	68,106	71,477	36,034
Less: Average other intangible assets, gross	41,809	44,304	46,864	45,319	17,393
Average tangible equity	$440,385	$423,254	$408,719	$399,603	$484,243
Return on average tangible equity	19.70%	18.43%	17.91%	13.62%	(6.49)%

(In thousands)	Three Months Ended					Nine Months Ended
Adjusted Ratios for Non-recurring Charges	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024
Net income (loss) (A) - most directly comparable GAAP-based measure	$21,865	$19,448	$18,051	$13,684	$(7,903)	$59,364	$8,366
Plus: Merger-related expenses (B)	—	968	1,649	3,887	16,977	2,617	18,784
Plus: Executive retirement expenses (B)	—	—	—	35	4,758	—	4,758
Plus: Provision for credit losses on non-PCD loans (B)	—	—	—	—	15,504	—	15,504
Plus: Provision for legal settlement (B)	—	—	—	478	—	—	—
Less: Related tax effect (C)	—	(221)	(368)	(1,386)	(7,915)	(589)	(8,056)
Adjusted net income (D=A+B-C) - Non-GAAP	$21,865	$20,195	$19,332	$16,698	$21,421	$61,392	$39,356

Average assets (E)	$5,420,830	$5,374,772	$5,425,697	$5,464,165	$5,515,143	$5,407,033	$3,947,422
Return on average assets (= A / E) - most directly comparable GAAP-based measure (1)	1.60%	1.45%	1.35%	1.00%	(0.57)%	1.47%	0.28%
Return on average assets, adjusted (= D / E) - Non-GAAP (1)	1.60%	1.51%	1.45%	1.22%	1.55%	1.52%	1.33%

Average equity (F)	$551,945	$535,684	$523,689	$516,399	$537,670	$537,210	$360,232
Return on average equity (= A / F) - most directly comparable GAAP-based measure (1)	15.72%	14.56%	13.98%	10.54%	(5.85)%	14.77%	3.10%
Return on average equity, adjusted (= D / F) - Non-GAAP (1)	15.72%	15.12%	14.97%	12.86%	15.85%	15.28%	14.59%

Weighted average shares - basic (G) - most directly comparable GAAP-based measure	19,224	19,173	19,157	19,118	19,088	19,185	13,298
Basic earnings (loss) per share (= A / G) - most directly comparable GAAP-based measure	$1.14	$1.01	$0.94	$0.72	$(0.41)	$3.09	$0.63
Basic earnings per share, adjusted (= D / G) - Non-GAAP	$1.14	$1.05	$1.01	$0.87	$1.12	$3.20	$2.96

Weighted average shares - diluted (H) - most directly comparable GAAP-based measure	19,364	19,342	19,328	19,300	19,226	19,345	13,441
Diluted earnings (loss) per share (= A / H) - most directly comparable GAAP-based measure	$1.13	$1.01	$0.93	$0.71	$(0.41)	$3.07	$0.62
Diluted earnings per share, adjusted (= D / H) - Non-GAAP	$1.13	$1.04	$1.00	$0.87	$1.11	$3.17	$2.93

continued
(1) Annualized

	Three Months Ended					Nine Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	September 30, 2025	September 30, 2024
Noninterest expense (I) - most directly comparable GAAP-based measure	$36,297	$37,614	$38,176	$42,930	$60,299	$112,087	$105,407
Less: Merger-related expenses (B)	—	(968)	(1,649)	(3,887)	(16,977)	(2,617)	(18,784)
Less: Executive retirement expenses (B)	—	—	—	(35)	(4,758)	—	(4,758)
Less: Provision for legal settlement (B)	—	—	—	(478)	—	—	—
Adjusted noninterest expense (J = I - B) - Non-GAAP	$36,297	$36,646	$36,527	$38,531	$38,564	$109,470	$81,865

Net interest income (K)	$50,988	$49,512	$48,761	$50,573	$51,697	$149,261	$104,681
Noninterest income (L)	13,382	12,915	11,624	11,247	12,386	37,921	26,188
Total operating income (M = K + L)	$64,370	$62,427	$60,385	$61,820	$64,083	$187,182	$130,869

Efficiency ratio (= I / M) - most directly comparable GAAP-based measure	56.4%	60.3%	63.2%	69.4%	94.1%	59.9%	80.5%
Efficiency ratio, adjusted (= J / M) - Non-GAAP	56.4%	58.7%	60.5%	62.3%	60.2%	58.5%	62.6%

(1) Annualized

Appendix B- Investment Portfolio Concentrations
The following table summarizes the credit ratings and collateral associated with the Company's investment security portfolio, excluding equity securities, at September 30, 2025:
(In thousands)

Sector	Portfolio Mix	Amortized Book	Fair Value	Credit Enhancement	AAA	AA	A	BBB	BB	NR	Collateral / Guarantee Type
Unsecured ABS	—%	$2,700	$2,580	28%	—%	—%	—%	—%	—%	100%	Unsecured Consumer Debt
Student Loan ABS	—	3,329	3,323	28	—	—	—	—	—	100	Seasoned Student Loans
Federal Family Education Loan ABS	8	73,927	73,552	11	—	47	33	7	13	—	Federal Family Education Loan (1)
PACE Loan ABS	—	1,714	1,574	7	100	—	—	—	—	—	PACE Loans (2)
Non-Agency CMBS	3	23,236	23,366	25	—	—	—	—	—	100
Non-Agency RMBS	3	22,169	21,179	16	100	—	—	—	—	—	Reverse Mortgages (3)
Municipal - General Obligation	11	99,301	92,050		17	77	6	—	—	—
Municipal - Revenue	13	120,030	108,063		—	82	12	—	—	6
SBA ReRemic (5)	—	1,734	1,717		—	100	—	—	—	—	SBA Guarantee (4)
Small Business Administration	—	3,930	4,001		—	100	—	—	—	—	SBA Guarantee (4)
Agency MBS	20	177,918	178,485		—	100	—	—	—	—	Residential Mortgages (4)
Agency CMO	40	360,574	359,449		—	100	—	—	—	—
U.S. Treasury securities	2	20,033	18,803		—	100	—	—	—	—	U.S. Government Guarantee (4)
Corporate bonds	—	1,944	1,994		—	—	52	48	—	—
	100%	$912,539	$890,136		4%	85%	5%	1%	1%	4%

(1) 97% guaranteed by U.S. government
(2) PACE acronym represents Property Assessed Clean Energy loans
(3) Non-agency reverse mortgages with current structural credit enhancements
(4) Guaranteed by U.S. government or U.S. government agencies
(5) SBA ReRemic acronym represents Re-Securitization of Real Estate Mortgage Investment Conduits

Note: Ratings in table are the lowest of the six rating agencies (Standard & Poor's, Moody's, Fitch, Morningstar, DBRS and Kroll Bond Rating Agency). Standard & Poor's rates U.S. government obligations at AA+.

About the Company
With $5.5 billion in assets, Orrstown Financial Services, Inc. and its wholly-owned subsidiary, Orrstown Bank, provide a wide range of consumer and business financial services in Berks, Cumberland, Dauphin, Franklin, Lancaster, Perry and York Counties, Pennsylvania and Anne Arundel, Baltimore, Harford, Howard, and Washington Counties, Maryland, as well as Baltimore City, Maryland. The Company’s lending area also includes counties in Pennsylvania, Maryland, Delaware, Virginia and West Virginia within a 75-mile radius of the Company's executive and administrative offices as well as the District of Columbia. Orrstown Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. Orrstown Financial Services, Inc.’s common stock is traded on Nasdaq (ORRF). For more information about Orrstown Financial Services, Inc. and Orrstown Bank, visit www.orrstown.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements reflect the current views of the Company's management with respect to, among other things, future events and the Company's financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates, predictions or projections about events or the Company's industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company's control. Accordingly, the Company cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements and there can be no assurances that the Company will achieve the desired level of new business development and new loans, growth in the balance sheet and fee-based revenue lines of business, cost savings initiatives and continued reductions in risk assets or mitigation of losses in the future. Factors which could cause the actual results to differ from those expressed or implied by the forward-looking statements include, but are not limited to, the following: interest rate changes or volatility; general economic conditions (including inflation and concerns about liquidity) on a national basis or in the local markets in which the Company operates; ineffectiveness of the Company’s strategic growth plan due to changes in current or future market conditions; the effects of competition and how it may impact our community banking model, including industry consolidation and development of competing financial products and services; changes in consumer behavior due to changing political, business and economic conditions, or legislative or regulatory initiatives; changes in, and evolving interpretations of, existing and future laws and regulations; changes in credit quality; inability to raise capital, if necessary, under favorable conditions; volatility in the securities markets; the demand for our products and services; deteriorating economic conditions; geopolitical tensions; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters and future pandemics; expenses associated with litigation and legal proceedings; and other risks and uncertainties, including those detailed in our Annual Report on Form 10-K for the year ended December 31, 2024 under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in subsequent filings made with the Securities and Exchange Commission.
The foregoing list of factors is not exhaustive. If one or more events related to these or other risks or uncertainties materializes, or if the Company's underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company disclaims any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for the Company to predict those events or how they may affect it. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on the Company's behalf may issue.

The review period for subsequent events extends up to and includes the filing date of a public company’s financial statements, when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information presented in this announcement is subject to change. Annualized, pro forma, projected and estimated numbers in this document are used for illustrative purposes only and are not forecasts and may not reflect actual results.

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